Exhibit 24.01

                                POWER OF ATTORNEY

         WHEREAS, NORTHERN STATES POWER COMPANY, a Minnesota corporation (the
Company), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1993, as amended, one or more registration statements and one or more amendments to registration statements relating to the issuance of up to 3,500,000 shares of Common Stock, par value
$2.50 per share in connection with its Dividend Reinvestment and Stock Purchase
Plan; and

         WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his name, respectively;

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints
ARLAND D. BRUSVEN, his/her attorney, with full power to act for him/her and in his/her name, place, and stead, to sign his/her name in the capacity or capacities set forth below to any registration statements or amendments relating to the issuance of up to 3,500,000 shares of Common Stock, par value $2.50 per share, for use in connection with its Dividend Reinvestment and Stock Purchase
Plan; and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 24th day of January, 1996.

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
                  /s/ James J. Howard                               /s/ Douglas W. Leatherdale
                     James J. Howard                             Douglas W. Leatherdale, Director
          Principal Executive Officer & Director


                 /s/ H. Hyman Bretting                                 /s/ John E. Pearson
               H. Hyman Bretting, Director                          John E. Pearson, Director


                 /s/ David A. Christensen                               /s/ G. M. Pieschel
              David A. Christensen, Director                         G. M. Pieschel, Director


                  /s/ W. John Driscoll                                /s/ Margaret R. Preska
                W. John Driscoll, Director                         Margaret R. Preska, Director


                  /s/ Dale L. Haakenstad                             /s/ A. Patricia Sampson
               Dale L. Haakenstad, Director                       A. Patricia Sampson, Director


                  /s/ Allen F. Jacobson                              /s/ Edward J. McIntyre
               Allen F. Jacobson, Director                              Edward J. McIntyre
                                                                   Principal Financial Officer


               /s/ Richard M. Kovacevich                               /s/ Roger D. Sandeen
             Richard M. Kovacevich, Director                             Roger D. Sandeen
                                                                   Principal Accounting Officer
